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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 3, 1997


                             DG LIQUIDATION, INC.
             (Exact Name of Registrant as Specified in its Charter)



New Jersey                       2-96510-NY                    11-2269958
(State of other            (Commission File Number)          (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                    Number)


                  350 Meadowland Parkway, Secaucus, New Jersey        07096
                  (Address of Principal Executive Offices)          (Zip Code)

                         Registrant's telephone number,
                       including area code, (201) 348-3700

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Item 2: ACQUISITION OR DISPOSITION OF ASSETS


(formerly Drug Guild Distributors, Inc.) (the "Company") consummated a sale of substantially all of its assets pursuant to an asset purchase agreement dated as of July 1, 1997 (the "Agreement"), by and among the Company, Neuman Health Services, Inc. and Neuman Distributors, Inc. (hereinafter collectively referred to as "Neuman") pursuant to which Neuman acquired substantially all of the assets, business and goodwill of the Company, including the exclusive right for use of the name "Drug Guild." The Agreement specifically excludes any claims for tax refunds, any claims the Company may have against its officers, employees and third parties, certain insurance policies, certain motor vehicles, any net operating loss carry forward and any other assets or claims of the Company that do not involve its inventory or are not specified on the Company's closing balance sheet.

     Neuman has agreed to assume and to pay, perform or discharge certain specified liabilities of the Company, including trade accounts payable, accrued expenses as reflected on the closing balance sheet, the collective bargaining agreement with Local 815, each of the Company's leases, all expenses incurred in the ordinary course of business, the bank debt and long term notes. However, Neuman did not assume severance or termination payments, worker compensation claims, liability for any federal, state or income taxes, environmental claims, undisclosed or contingent liabilities, penalties, fines that may be assessed by the Drug Enforcement Administration or liabilities with respect to the preferred stock of the Company.

     The purchase price consists of cash and promissory notes and is equal to $1,000,000 plus the net asset value of the Company, $18,684,000, which was determined by subtracting the value of the assumed liabilities from the assets being purchased by Neuman, as estimated by a Closing Balance Sheet prepared by the Company as of May 31, 1997. An audit of such assets and liabilities as of the Closing Date will be conducted by Neuman's auditors and, accordingly, the purchase price will be subject to adjustment based on the Audited Balance Sheet and subsequently subject to adjustment until the first anniversary of the Closing Date for items effecting accounts payable, accrued expenses and accounts receivable.

     On the Closing Date, Neuman provided the Company with the following consideration in addition to the assumption of liabilities described above:

          (a) a cash payment of $4,000,000;

          (b) the balance of the purchase price reflected by a four-year promissory note, secured by a letter of credit, for $14,684,000, bearing interest at a rate determined quarterly equal to the higher of 1% plus the 180-day Libor rate, or the rate specified for U.S. Treasury Notes with maturities equal to the remaining term of the note, but no lower than the Federal Rate as disseminated by the Internal Revenue Service from time to time (the "Secured Note");


          (c) an unsecured promissory note for $1,000,000 payable four years after the closing without interest (the "Unsecured Note"); and

          (d) an option in favor of the Company's shareholders to purchase, under certain conditions, an aggregate amount of Neuman shares equal to 10% of Neuman shares to be made available in a public offering in the event Neuman files a registration statement with the Securities and

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     Exchange Commission prior to the fourth anniversary of the closing date for the purpose of an initial public offering of Neuman shares, at a purchase price equal to 85% of the per share offering price.

     The Secured Note is to be paid as follows:

          (a) $2,000,000 during the first year in equal quarterly payments together with interest on the amount being paid;

          (b) the first year's interest on the balance of the Secured Note shall be calculated based on the Adjusted Principal Amount and shall be paid along with the first payment due after the Adjusted Principal Amount (hereinafter defined) has been determined; and

          (c) the remaining principal of the Secured Note shall be paid over the following three years in 12 equal quarterly principal payments, with interest on the unpaid balance.

     At the end of the first year following the closing, provided Neuman is not in default under the Secured Note, Neuman will have the right to reassign uncollected accounts receivable and notes to the Company and have the principal of the Secured Note reduced by an amount equal to the reassigned receivables and notes, less certain credits to which the Company may be entitled (the "Adjusted Principal Amount"). Neuman is prohibited from doing business with any customer whose indebtedness has been reassigned for a period of two years. Neuman has also agreed to various provisions preserving the payment terms of current customers of the Company and providing employment offers to the Company's current employees.

ITEM 5. OTHER EVENTS


     On June 27, 1997, a Special Shareholders Meeting was held at which time the Board of Directors of the Company was reduced to seven persons with five persons constituting a quorum. The following persons were elected at the meeting to the Company's Board of Directors for a term of one year or until their replacements are elected and qualify:

        Harold Blumenkrantz                      Paul Emanuel
        Alfred Hertel                            Michael Katz
        Gerald Koblin                            Howard Sternheim
        Ernest Wyre


     At a Board of Directors Meeting immediately following the Shareholders Meeting, the following persons were elected as officers of the Company:

        President                                Harold Blumenkrantz
        Vice-President                           Michael Katz
        Vice-President                           Howard Sternheim
        Secretary/Treasurer                      Gerald Koblin


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS.

          (b) Pro Forma Financial Information


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                       DRUG GUILD DISTRIBUTORS

             UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            APRIL 30, 1997
                             In Thousands



On July 3, 1997, Drug Guild Distributors, Inc. (the "Company") consummated a sale pursuant to an asset purchase agreement dated as of July 1, 1997, by and among the Company, Neuman Health Services, Inc. and Neuman Distributors, Inc. (collectively "Neuman") whereby Neuman acquired substantially all of the Company's assets and assumed, among other things, trade accounts payable, the bank debt and long term notes. The purchase price was equal to $1,000 plus the Net Asset Value (NAV), as defined, of the Company as of the closing date, which NAV amounted to $18,684. Inventory which is valued at LIFO cost for financial reporting purposes in valued based on latest cost in calculating NAV. The purchase price is payable as follows: $4,000 in cash, a $1,000 non-interest bearing unsecured promissory note payable in July 2001, and the balance, of $14,684, by a secured interest bearing promissory note payable quarterly over four years. On July 3, 1998, provided Neuman is not in default under the secured note, Neuman will have the right to reassign uncollected accounts receivable and notes receivable to the Company and have the principal amount of the secured note reduced to the extent such uncollected receivables exceed the allowance for doubtful accounts at the closing date.


The following unaudited pro forma condensed balance sheet gives effect to the transaction as if it had occurred on April 30, 1997. The unaudited pro forma condensed balance sheet should be read in conjunction with the Company's quarterly report on Form 10-Q for the period ended April 30, 1997 and the audited historical financial statements included in the Company's Form 10-K for the year ended July 31, 1996. Unaudited pro forma statements of operations for the year ended July 31, 1996 and for the nine months ended April 30, 1997 are not presented because the Company will not have any continuing operations other than investment income subsequent to the transaction.



                           INSERT PRO FORMA


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
                                                               Assets Sold And
                                                             Liabilities Assumed           Other
                                  Historical                       (1)                  (2) and (3)          Pro Forma

Assets:

Cash                                  $    230                            ($230)            $  4,000            $ 4,000
Notes Receivable                                                                              15,493             15,493
Trade Receivables                       67,297                          (67,292)                                      5
Allowance For Doubtful Accounts        (1,709)                             1,709                                      0
Inventory                               32,460                          (32,460)                                      0
Other Current Assets                       590                             (260)                                    330
Equipment, net                           3,280                           (2,915)                                    365
Trade Receivables, non-current           4,004                           (4,004)                                      0
Allowance for Doubtful Accounts          (438)                               438                                      0
Deferred Tax Benefit                     1,359                                 0             (1,359)                  0
Other assets                                75                              (19)                                     56
                                 ----------------------------------------------------------------------------------------
TOTAL                                 $107,148                        ($105,033)             $18,134            $20,249

Liabilities:

Loan - Bank                            $49,349                         ($49,349)                                     $0
Notes Payable                              375                             (346)                                     29
Accounts Payable                        40,513                          (40,513)                                      0
Income Taxes Payable - Current                                                                   325                325
Income Taxes Payable - Deferred                                                                  596                596
Accrued Expenses                         1,188                             (984)                                    204
Notes Payable - non-current                 72                              (19)                                     53
Other                                      342                                                                      342
Deferred Compensation Payable              542                                                                      542
                                -----------------------------------------------------------------------------------------
TOTAL LIABILITIES                       92,381                          (91,211)                921               2,091

Redeemable Preferred Stock               2,105                                                                    2,105

Shareholders' Equity                    12,662                           (13,822)            17,213              16,053
                               ------------------------------------------------------------------------------------------
TOTAL                                 $107,148                         ($105,033)           $18,134             $20,249


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Notes to pro forma balance sheet:


(1)  To reflect the assets sold, $105,033, and liabilities assumed, $91,211, by

     Neuman.


(2) To reflect (a) the proceeds of the sale of $19,493, based on the net asset value, as defined, on April 30, 1997, consisting of $4,000 in cash, an interest bearing secured note of $14,737, and an unsecured non-interest bearing note of $1,000 recorded at a discounted value of $756, and, (b) the gain on the sale of $5,671 computed as follows:


                             Proceeds from sale       $19,493
                             Net assets sold           13,822
                                                       ------
                             Gain on sale             $ 5,671
                                                       ------


(3) To provide for current and deferred taxes aggregating $2,280 on the gain on sale.


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                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 6, 1997


                                        DG LIQUIDATION, INC.


                                        By: /s/ Harold Blumenkrantz
                                            ---------------------------
                                            Harold Blumenkrantz, President and
                                            Chief Executive Officer